Exhibit 99.2

SUZANO AUSTRIA GMBH

Offers to Exchange Securities
which have been
Registered under the Securities Act of 1933, as amended,
and which are
Guaranteed by
Suzano S.A.

for any and all of its Corresponding Outstanding Securities

CUSIP of Old Notes	ISIN of Old Notes	Old Notes	CUSIP of New Notes	ISIN of New Notes	New Notes
86964WAC6 (Rule 144A) A8372TAF5 (Reg. S)	US86964WAC64 (Rule 144A) USA8372TAF50 (Reg S)	U.S.$1,750,000,000 6.000% Notes due 2029	86964WAF9	US86964WAF95	Up to U.S.$1,750,000,000 6.000% Notes Due 2029
86964WAG7 (Rule 144A) A8372TAK4 (Reg. S)	US86964WAG78 (Rule 144A) USA8372TAK46 (Reg S)	U.S.$1,000,000,000 5.000% Notes due 2030	86964WAH5	US86964WAH51	Up to U.S.$1,000,000,000 5.000% Notes Due 2030

To Our Clients:

Enclosed for your consideration is a prospectus of Suzano Austria GmbH (the “Issuer”), a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of Austria, and Suzano S.A., a corporation (sociedade por ações) incorporated under the laws of Brazil, dated          , 2019 (the “Prospectus”), relating to the offers to exchange (the “Exchange Offers”) registered 6.000% Global Notes due 2029 and registered 5.000% Global Notes due 2030 (together, the “New Securities”) for any and all outstanding 6.000% Global Notes due 2029 and 5.000% Global Notes due 2030 (together, the “Old Securities”) of the Issuer, upon the terms and subject to the conditions described in the Prospectus.  The Exchange Offers are being made in order to satisfy certain of the Issuer’s obligations under the Registration Rights Agreements referred to in the Prospectus.

The material is being forwarded to you as the beneficial owner of the Old Securities carried by us in your account but not registered in your name.  A tender of such Old Securities may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf any Old Securities held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus.  We also request that you confirm that we may, on your behalf, make the representations and warranties contained in the Prospectus in the section captioned “The Exchange Offers—Holders’ Deemed Representations, Warranties and Undertakings.”

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Securities on your behalf in accordance with the provisions of the Exchange Offers. The Exchange Offers will expire at 5:00 p.m., New York City time, on          , 2019 (the “Expiration Date”), unless extended by the Issuer. The Old Securities tendered pursuant to the Exchange Offers may be withdrawn at any time before the Expiration Date, unless previously accepted by the Issuer.

Your attention is directed to the following:

1.                                      The Exchange Offers are for any and all Old Securities.

2.                                      The Exchange Offers are subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offers—Conditions to the Exchange Offers.”

3.                                      Any transfer taxes incident to the transfer of Old Securities from the holder to the Issuer will be paid by the Issuer, except as otherwise provided in the Prospectus in the section captioned “The Exchange Offers—Transfer Taxes.”

4.                                      The Exchange Offers expire at 5:00 p.m., New York City time, on the Expiration Date, unless extended by the Issuer.

If you wish to have us tender any of your Old Securities, please so instruct us by completing, executing and returning to us the instruction set forth below.

* * * *

Instructions with Respect to the Exchange Offers

The undersigned acknowledge(s) receipt of your letter enclosing the Prospectus, dated          , 2019, of Suzano Austria GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of Austria, and Suzano S.A., a corporation (sociedade por ações) incorporated under the laws of Brazil .

This will instruct you to tender the principal amount of Old Securities indicated below held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Prospectus. (Check one).

Box 1                           ☐                        Please tender the Old Securities held by you for my account.  If I do not wish to tender all of the Old Securities held by you for my account, I have identified on a signed schedule attached hereto the principal amount of Old Securities that I do not wish tendered.

Box 2                           ☐                        Please do not tender any Old Securities held by you for my account.

Date:
Signature

Please print name(s) here

Area Code and Telephone No.

Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Old Securities.